UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

Eiger BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2155 Park Blvd. Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 272-6138

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2019, Eiger BioPharmaceuticals, Inc. (the “Company”) and its domestic subsidiaries EB Pharma, LLC and EBPI Merger, Inc. (together with the Company, the “Borrower”), entered into that certain Third Amendment to Loan and Security Agreement (the “Third Amendment”) with Oxford Finance LLC, as collateral agent (the “Collateral Agent”) and lender (the “Lender”), pursuant to which the parties amended the Company’s Loan and Security Agreement, dated as of December 30, 2016 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 24, 2017, that certain Second Amendment to Loan and Security Agreement, dated as of May 11, 2018, and the Third Amendment, the “Loan Agreement”), to, among other things, (i) borrow an additional $6,666,666.66 of term a loans from the Lender on the effective date of the Third Amendment, (ii) provide for an additional $5,000,000 of Term B Loans under the Loan Agreement, available during the period from the latest to occur of (x) the satisfaction of certain conditions related to the Company’s lonafarnib development program (the “Milestone”) and (y) January 1, 2021, and ending on the earlier to occur of (a) thirty days following the date of the Milestone and (b) February 28, 2021, (iii) extend the date on which the Borrower must begin making principal payments on the outstanding term loans to April 1, 2021, which shall automatically be extended to April 1, 2022 upon the Borrower’s achievement of the Milestone, (iv) increase the amount of the final payment under the Loan agreement and prepay a portion thereof on the effective date of the Third Amendment, (v) increase the interest rate for the term loans outstanding under the Loan Agreement to the sum of (a) the greater of (x) the thirty day U.S. LIBOR rate reported in The Wall Street Journal, and (y) 2.51%, and (b) 6.64%, and (v) decreasing the amount of the prepayment fee payable upon the prepayment of any term loan to (x) 2% of the principal amount of such term loan being prepaid if the applicable prepayment date occurs during the period from on or after the funding date for such term loan through and including the first anniversary of such funding date, (y) 1% of the principal amount of such term loan being prepaid if the applicable prepayment date occurs during the period from after the one year anniversary of the funding date for such term loan through and including the second anniversary of such funding date and (z) 0% of the principal amount for such term loan thereafter.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on dispositions, changes in business, management, ownership or business locations, mergers or acquisitions, indebtedness, encumbrances, distributions, investments, transactions with affiliates and subordinated debt. The Amended Loan Agreement also includes customary events of default, including but not limited to the nonpayment of principal or interest, violations of covenants, material adverse changes, attachment, levy, restraint on business, cross-defaults on material indebtedness, bankruptcy, material judgments, misrepresentations, subordinated debt, governmental approvals, lien priority and delisting. Upon an event of default, the Lender may, among other things, accelerate the loans and foreclose on the collateral.

The foregoing is only a summary of the material terms of the Third Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the availability and funding of Term B Loans, the timing thereof and the satisfaction of the conditions thereto, including achievement of certain milestones described above. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the satisfaction of the conditions to the funding of Term B Loans and the Company’s ability to maintain (and otherwise comply with the covenants in) the Loan Agreement, including those detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: March 8, 2019

	By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer